Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com

ViaSat Announces First Quarter Fiscal Year 2014 Results

Solid performance across all segments drives record quarterly revenue and strong growth in profitability

Carlsbad, Calif. –August 6, 2013 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced its fiscal year 2014 first quarter financial results. Strong top-line growth set a new record of $321.1 million in revenue, a 33% increase compared to the same period last year. ViaSat also reported 78% year-over-year Adjusted EBITDA growth, driving first quarter fiscal year 2014 results to a record $52.7 million. Non-GAAP diluted net income reflected strong operating performance, rising from ($0.18) per share in the first quarter last year to $0.11 per share in the first quarter of fiscal year 2014, while diluted results on a GAAP basis also improved from ($0.33) per share to ($0.04) per share during the same periods.

“We’re proud to have achieved our sixth consecutive quarter of record revenue,” said Mark Dankberg, chairman and CEO of ViaSat. “Broadband satellite services are leading the way, but growth was again strong throughout the company. EBITDA surged 78% compared to this quarter last year due to the cumulative effect of Exede® subscriber and ARPU growth, continued strength in government systems despite the challenging federal spending environment, and solid performance in commercial products. Earnings are growing even while we are almost doubling R&D investments as we pursue opportunities for growth. We launched Exede VoIP, are close to bringing Exede in-flight Wi-Fi into service, and are building on our achievements in government mobile broadband. In addition, with ViaSat-2 now on the horizon, we’re cultivating even more opportunities to expand global markets for satellite broadband services and technology.”

Financial Results1

(In millions, except per share data)	Q1 FY14	Q1 FY13
Revenues	$321.1	$241.8
Adjusted EBITDA	$52.7	$29.6
Net loss[2]	$(1.8)	$(14.4)
Diluted per share net loss[2]	$(0.04)	$(0.33)
Non-GAAP net income (loss)[2]	$4.9	$(7.8)
Non-GAAP diluted per share net income (loss)[2]	$0.11	$(0.18)
Fully diluted weighted average shares[3]	45.1	43.2

New contract awards	$254.0	$332.6
Sales backlog[4]	$778.7	$705.2

1 ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2014 end on June 28, 2013, October 4, 2013, January 3, 2014, and April 4, 2014. This results in a 53 week fiscal year approximately every four to five years. Fiscal year 2014 is a 53 week year, compared with a 52 week year in fiscal year 2013. As a result of the shift in the fiscal calendar, the second quarter of fiscal year 2014 will include an additional week. ViaSat does not believe that the extra week will result in any material impact on its financial results.

2 Attributable to ViaSat Inc. common stockholders.

3 As the first quarter fiscal year 2014 and fiscal year 2013 financial information results in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.

4 Amounts include certain backlog adjustments due to contract changes and amendments.

Segment Results

(In millions)	Q1 FY14	Q1 FY13
Satellite Services
New contract awards	$96.5	$74.0
Revenues	$85.8	$59.3
Adjusted EBITDA	$17.4	$4.4

Commercial Networks
New contract awards	$66.4	$64.7
Revenues	$97.4	$76.1
Adjusted EBITDA	$11.1	$3.7

Government Systems
New contract awards	$91.1	$193.9
Revenues	$137.9	$106.3
Adjusted EBITDA	$24.5	$21.5

Satellite Services

Our Satellite Services segment revenues grew $26.5 million, or 45%, to $85.8 million for the first quarter of fiscal 2014, setting a new record. We acquired 76,000 gross adds in a seasonally slower period, ending with 550,000 subscribers. Our quarter-over-quarter blended ARPU also reached record levels, rising to over $50.50 per month, which is up nearly 10% from the same quarter last year. The Satellite Services segment results are showing the benefits of steady growth in subscribers and ARPU. Satellite Services segment Adjusted EBITDA of $17.4 million for the first quarter of fiscal year 2014 is up over 295% from the same period last year, and 71% sequentially.

Commercial Networks

Our Commercial Networks segment first quarter revenues of $97.4 million increased by $21.3 million, or 28%, compared to the same period last year, also setting a record for the segment. The increase reflects progress in our international Ka-band infrastructure and third-party satellite payload development programs as well as rising demand in the aeronautical mobile broadband market. Recently we obtained regulatory authorization for airborne Ka-band services over all 50 U.S. states. Our success in these markets drove first quarter Commercial Networks segment Adjusted EBITDA results to a record $11.1 million, a 204% increase compared to the first quarter of last year, despite substantial increases in R&D investments.

Government Systems

Our Government Systems segment revenues increased $31.5 million, or 30%, compared to the same period last year. Growth in our mobile broadband business continues to drive our service offerings in the government segment, which comprised over 34% of total segment revenues in the first quarter of fiscal year 2014. Core technology platforms – command and control situational awareness, tactical data links, and information assurance – also made significant contributions to this segment’s performance. First quarter Government Systems segment Adjusted EBITDA was $24.5 million, an increase of 14% compared to the same period last year, despite significant increases in R&D and network infrastructure spending.

Selected Fiscal First Quarter Business Highlights

•	Launched Exede Voice as a complement to our Exede service, becoming the first satellite Internet service provider to offer U.S. residential VoIP telephone service.
•	Agreed to work with Boeing Commercial Airplanes towards offering ViaSat Ka-band airborne satellite terminals as a factory line-fit option on Boeing commercial aircraft.
•

Added two new premium classes of Yonder® high-speed Internet service for business aviation – Yonder Premium and Yonder VIP – to enhance data rates, quality of service, network operations, and field engineering for Yonder customers.

•	Received a $6.8 million order for communications encryption products from a U.S. government customer.
•	Initiated manufacturing of ViaSat-2, which is expected to achieve an unparalleled mix of capacity and coverage at the time of its launch, scheduled for mid-2016.
•	Expanded service offerings drove $18.0 million in first quarter government mobile broadband awards.
•

Subsequent to the end of the quarter, the Federal Communications Commission (FCC) granted us a Blanket License Radio Station Authorization for Ka-band aeronautical earth stations, providing regulatory authorization for airborne Ka-band services over all 50 U.S. states.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to future earnings, performance and growth opportunities, as well as the timing, capabilities and anticipated benefits of our ViaSat-2 satellite. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; risks associated with the construction, launch and operation of our satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat will host a conference call to discuss the fiscal year 2014 first quarter results at 5:00 p.m. Eastern Time on Tuesday, August 6, 2013. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Tuesday, August 6 until midnight on Wednesday, August 7 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 27399617. You can also access our conference call webcast and other material financial information discussed on our conference call on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprises, and the military. The company offers fixed and mobile satellite network services including Exede by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; service to more than 2,500 mobile platforms, including Yonder Ku-band mobile service; satellite broadband networking systems; and network-centric military communication systems and cybersecurity products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat employs over 2,900 people in a number of locations worldwide for technology development, customer service, and network operations.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Exede and Yonder are registered trademarks of ViaSat Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended
	June 28, 2013	June 29, 2012

Revenues:
Product revenues	$182,161	$147,729
Service revenues	138,941	94,034

Total revenues	321,102	241,763

Operating expenses:
Cost of product revenues	129,414	109,049
Cost of service revenues	105,893	78,569
Selling, general and administrative	64,781	56,501
Independent research and development	14,089	7,369
Amortization of acquired intangible assets	3,501	4,064

Income (loss) from operations	3,424	(13,789)
Interest expense, net	(10,142)	(11,486)

Loss before income taxes	(6,718)	(25,275)
Benefit from income taxes	(5,231)	(10,842)

Net loss	(1,487)	(14,433)
Less: Net income (loss) attributable to the noncontrolling interest, net of tax	347	(13)

Net loss attributable to ViaSat Inc.	$(1,834)	$(14,420)

Diluted net loss per share attributable to ViaSat Inc. common stockholders	$(0.04)	$(0.33)

Diluted common equivalent shares	45,110	43,182
AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC. ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:
	Three months ended
	June 28, 2013	June 29, 2012

GAAP net loss attributable to ViaSat Inc.	$(1,834)	$(14,420)
Amortization of acquired intangible assets	3,501	4,064
Stock-based compensation expense	7,490	6,619
Income tax effect	(4,236)	(4,092)

Non-GAAP net income (loss) attributable to ViaSat Inc.	$4,921	$(7,829)

Non-GAAP diluted net income (loss) per share attributable to ViaSat Inc. common stockholders	$0.11	$(0.18)

Diluted common equivalent shares	45,110	43,182
AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC. AND ADJUSTED EBITDA IS AS FOLLOWS:
	Three months ended
	June 28, 2013	June 29, 2012

GAAP net loss attributable to ViaSat Inc.	$(1,834)	$(14,420)
Benefit from income taxes	(5,231)	(10,842)
Interest expense, net	10,142	11,486
Depreciation and amortization	42,115	36,717
Stock-based compensation expense	7,490	6,619

Adjusted EBITDA	$52,682	$29,560

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended June 28, 2013				Three months ended June 29, 2012
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(12,978)	$3,336	$16,567	$6,925	$(22,516)	$(2,069)	$14,860	$(9,725)
Depreciation *	27,645	3,766	4,815	36,226	24,553	2,755	3,846	31,154
Stock-based compensation expense	1,570	2,896	3,024	7,490	1,328	2,517	2,774	6,619
Other amortization	1,125	1,140	127	2,392	1,025	458	—	1,483

Adjusted EBITDA before other	$17,362	$11,138	$24,533	53,033	$4,390	$3,661	$21,480	29,531

Other				(351)				29

Adjusted EBITDA				$52,682				$29,560

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

Assets	As of June 28, 2013	As of March 29, 2013

Current assets:
Cash and cash equivalents	$79,682	$105,738
Accounts receivable, net	260,701	266,970
Inventories	125,692	106,281
Deferred income taxes	25,015	25,065
Prepaid expenses and other current assets	39,229	40,819

Total current assets	530,319	544,873

Property, equipment and satellites, net	958,457	913,781
Other acquired intangible assets, net	46,123	47,170
Goodwill	82,632	83,000
Other assets	219,740	205,248

Total assets	$1,837,271	$1,794,072

Liabilities and Equity	As of June 28, 2013	As of March 29, 2013

Current liabilities:
Accounts payable	$121,309	$83,009
Accrued liabilities	145,370	161,909
Current portion of other long-term debt	1,910	2,230

Total current liabilities	268,589	247,148
Senior Notes, net	584,717	584,993
Other long-term debt	1,456	1,456
Other liabilities	52,548	52,640

Total liabilities	907,310	886,237

Total ViaSat Inc. stockholders’ equity	924,780	903,001
Noncontrolling interest in subsidiary	5,181	4,834

Total equity	929,961	907,835

Total liabilities and equity	$1,837,271	$1,794,072